UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2023

Non-Invasive Monitoring Systems, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-13176	59-2007840
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4400 Biscayne Blvd., Suite 180 Miami, Florida	33137
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 575-4207

(Former name or former address, if changed since last report.):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	NIMU	OTC Pink

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)

On May 31, 2023, Jerry Jacobs notified the Board of Directors (the “Board”) of Non-Invasive Monitoring Systems, Inc. (the “Company”) of his resignation as a member of the Board and Audit Committee, effective immediately. Mr. Jacobs’ resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

(d)

On June 1, 2023, the Company’s Board appointed Dr. Phillip Frost and James Martin, the Company’s Chief Financial Officer, as directors, thereby increasing the number of directors to four.

There was no arrangement or understanding between Dr. Frost nor Mr. Martin and any other persons pursuant to which they were selected as directors and there are no related party transactions between the Company and Dr. Frost nor Mr. Martin reportable under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Non-Invasive Monitoring Systems, Inc.

Date: June 2, 2023	By:	/s/ James J. Martin
	Name:	James J. Martin
	Title:	Chief Financial Officer